UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2006

GTSI Corp.

Incorporated in Delaware

Commission File No. 0-19394

I.R.S. Employer Identification No. 54-1248422

3901 Stonecroft Boulevard
Chantilly, Virginia 20151-1010
(703) 502-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 ITEM 1.01            ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

                Effective as of February 16, 2006, GTSI Corp. (the “Company”) entered into an Employment Agreement (the “Employment Agreement”) with James Leto in connection with his appointment to the position of Chief Executive Officer and President of the Company.  A copy of the Employment Agreement is attached to this current report on Form 8-K as Exhibit 99.

                Pursuant to the Employment Agreement, Mr. Leto will assume the duties of Chief Executive Officer and President of the Company for a one year term commencing on February 16, 2006, for which he will receive a salary of $400,000 per year.  Mr. Leto will also be entitled to participate in the current executive bonus plan and will receive 400,000 options under the Company’s Stock Incentive Plan.  The Employment Agreement also provides for up to $100,000 in reimbursements for lodging and travel connected with his new role.

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS

a)       None.

b)       None.

c)       Exhibit 99                                     Employment Agreement dated February 16, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GTSI Corp.

By:	/s/ Thomas A. Mutryn
Thomas A. Mutryn
Senior Vice President and CFO

Date: February 22, 2006